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                                                                   EXHIBIT 23(a)
                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 33-53839) and related Prospectus of United Dominion Realty Trust, Inc. for the registration of 8,000,000 shares of its common stock and to the incorporation by reference therein of our report dated March 3, 1994, with respect to the financial statements and schedules of United Dominion Realty Trust, Inc. included in or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

                                                         /s/ ERNST & YOUNG
Richmond, Virginia
June 14, 1994